Exhibit 10.2 (a)

RESTRICTED STOCK AWARD (RSA) AGREEMENT
UNDER THE
ACTUANT CORPORATION 2009 OMNIBUS INCENTIVE PLAN
(Director Grant)

GRANTEE:                                           «First_Name» «Last_Name»

GRANTEE'S ADDRESS:                    «Address_Line_1»
«City» «State» «ZIP_Code»
«Country»
NUMBER OF RSAs AWARDED:             «shares»

DATE OF GRANT:	«grant_date»

Actuant Corporation and the above named Grantee hereby agree as follows:

1.Number of RSAs Awarded.  Actuant Corporation, a Wisconsin corporation (hereinafter called the “Company”) hereby grants to the Grantee that number of shares of Common Stock of the Company listed above, subject to the restrictions set forth in Paragraph 4 of this Agreement (“RSAs Awarded”).

2.Plan.  The RSAs Awarded are granted under and subject to the terms of the Actuant Corporation 2009 Omnibus Incentive Plan (herein called the “Plan”).  In the event of any conflict between any provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control.  Terms defined in the Plan where used herein shall have the meanings as so defined.  Grantee hereby acknowledges receipt of a copy of the Plan.

3.         Dividend Equivalents.  The Grantee shall not receive payments equivalent to dividends or other distributions with respect to shares of Common Stock underlying the RSAs Awarded during the Restricted Period.

4.       Restrictions.  Subject to the Grantee’s continued service as a member of the Board of Directors of the Company (a “Director”) and except as otherwise provided herein or in the Plan, the RSAs Awarded shall vest and become nonforfeitable only as set forth in the following table:

Months from Date of Grant	Vested Percentage of RSUs Awarded
After 11 Months	100%

The period of time during which the RSAs Awarded are not vested, and therefore are forfeitable, is referred to as the “Restricted Period”.  If the Grantee’s service as a Director terminates during the Restricted Period, the RSAs Awarded shall be forfeited to the Company on the date of such termination of service, without any further obligations of the Company to the Grantee and all rights of the Grantee with respect to the RSAs Awarded shall terminate.  Notwithstanding the foregoing, in the event that the Grantee’s service as a Director is terminated because of the Grantee’s death, the RSAs Awarded shall immediately become fully vested. Further, in the event that the Grantee terminates service as a Director because of disability, the Committee or its designee may, in its discretion, determine that the RSAs Awarded, or a portion thereof, shall immediately become fully vested.

5.       Custody.  The RSAs awarded may be credited to Grantee in book entry form and shall be held, in custody by the Company (or by a third-party trustee duly authorized by the Company) until the applicable restrictions have expired.  If any certificates are issued for the RSAs Awarded or any of the Proceeds (as defined in Paragraph 7 of this Agreement) during the Restricted Period, such certificates shall bear an appropriate legend as determined by the Company referring to the applicable terms, conditions and restrictions and the Grantee shall deliver a signed, blank stock power to the Company relating thereto.

6.       Expiration of Restrictions on RSAs Awarded and Tax Withholding.  If withholding of taxes is not required, none will be taken and the restrictions described in Paragraph 4 of this Agreement shall expire with respect to the gross number of shares of Common Stock of the Company equal to the number of RSAs Awarded to the Grantee following the expiration of the Restricted Period, and in any event, no later than 2-½ months after the end of the calendar year in which the Restricted Period expires.  If withholding is required, in satisfaction of any withholding obligations under federal, state or local tax laws, the Company may (i) require the Grantee to pay to the Company in cash the entire amount or any portion of any taxes which the Company is required to withhold, or (ii) require the Grantee to authorize any properly authorized third-party to sell the number of shares of Common Stock that are the subject of the RSAs Awarded having a Fair Market Value equal to the sums required to be withheld, and to remit the proceeds thereof to the Company for payment of the taxes which the Company is required to withhold with respect to the RSAs Awarded.  For purposes of administrative ease, the number of any shares of Common Stock sold may be rounded up or down to the nearest whole share.  The Grantee shall be responsible for any taxes relating to the RSAs Awarded and the surrender thereof not satisfied by the methods described above for the Company’s satisfaction of its withholding obligations. Unless otherwise determined by the Company, the Grantee shall be entitled to elect, in accordance with procedures determined by the Company, the method of satisfying his or her withholding obligations, and, in the event no such election is properly made, the Company shall require the shares to be sold using the method described in (ii) above.

7.       Rights During Restricted Period.  The Grantee, during the Restricted Period, shall have the right to vote the shares of Common Stock that are the subject of the RSAs Awarded; but shall have no rights to receive any stock dividends, stock rights or other securities issued with respect to the RSAs Awarded (collectively, the “Proceeds”), which Proceeds shall inure solely to the benefit of the Company.

8.       No Promise of Continued Service as a Director.  Neither the Plan, nor this Agreement, nor the Award shall confer upon the Grantee any right to continue as a Director, nor shall they affect the right of the Company to terminate the Grantee’s service to the Company at any time.

9.       Acceleration of Vesting.  If a Change in Control (as determined by the Committee) of the Company occurs when the Grantee is serving as a Director, any RSAs Awarded, which, by their terms, were not vested in full prior to the date of such Change in Control may become immediately vested in the sole discretion of the Committee.

10.     Notices.  Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company in care of its Secretary, and any notice to be given to the Grantee may be addressed to him/her at his/her address as it appears on the Company’s records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope addressed as aforesaid, postage prepaid, in the United States mail.

11.     Code Section 409A. This Agreement is intended to comply with, or otherwise be exempt from, Code Section 409A. This Agreement shall be administered, interpreted, and construed in a manner consistent with Code Section 409A or an exemption therefrom. Should any provision of this Agreement be found not to comply with, or otherwise be exempt from, the provisions of Code Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Committee, and without the consent of the Grantee, in such manner as the Committee determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code Section 409A. If any of the payments under this Agreement are subject to Code Section 409A and the Company determines that the Employee is a “specified employee” under Code Section 409A at the time of the Employee’s separation from service, then each such payment will not be made or commence until the date which is the first day of the seventh month after the Employee’s separation from service, and any payments that otherwise would have been paid during the first six months after the Employee’s separation from service will be paid in a lump sum on the first day of the seventh month after the Employee’s separation from service or upon the Employee’s death, if earlier. Such deferral will be effected only to the extent required to avoid adverse tax treatment to the Employee under Code Section 409A.

12.    Transferability of Award. Prior to the end of the Restricted Period described in Paragraph 4 of this Agreement, RSAs Awarded may not be transferred or encumbered by the Grantee, except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order.

13.    Prohibition Against Pledge, Attachment, etc. Except as otherwise herein provided, this Award and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated by Grantee in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.

14.    Wisconsin Contract. This award has been granted in Wisconsin and shall be construed under the laws of that state.

Accepted as of the date of grant in accordance with, and subject to, the above terms and conditions of this Agreement and of the Plan document, a copy of which has been received by me.

                                                                                    ______________________________
«First_Name» «Last_Name»

DM_US 46578827-3.065322.0010